Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545
Fax (303) 369-9384
Email larryodonnellcpa@msn.com
www.larryodonnellcpa.com

2228 South Fraser Street
Unit I
Aurora, Colorado 80014

November 12, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: The Saint James Company

Ladies and Gentlemen:

I have read the statements made by The Saint James Company in Item 4.01 of the accompanying Form 8-K (Commission file number 0-13738), which is being filed with the Securities and Exchange Commission. I agree with the statements contained therein concerning the firm.

Very truly yours,

Larry O'Donnell, CPA, P.C.

Larry O'Donnell, CPA, P.C.